FOR IMMEDIATE RELEASE                                               EXHIBIT 99.1
APRIL 23, 2003




        INFORMATION RESOURCES, INC. ANNOUNCES FIRST QUARTER 2003 RESULTS



CHICAGO, APRIL 23, 2003 - Information Resources, Inc. (NASDAQ: IRIC) today reported results for the first quarter of 2003.

For the quarter ended March 31, 2003, IRI reported net income of $260,000 or $.01 per share compared to a net loss of $9.4 million or $.32 per share for the first quarter of 2002. First quarter results for 2002 included a charge of $7.1 million or $.24 per share due to the change in accounting for goodwill and restructuring charges of $5.3 million or $.11 per share.

First quarter consolidated revenues of $137.7 million were 3% higher than the first quarter of 2002. U.S. revenues of $100.2 million were flat versus prior year. While revenues from IRI's U.S. Retail Tracking business, which comprises about 70% of the U.S. business, were down 2% for the quarter versus prior year, the U.S. Panel and Analytics business continued to post strong growth, up 9% over the same period last year. International revenues of $37.5 million were 13% higher in U.S. dollars than the first quarter of 2002, but 4% lower in local currencies. International revenue grew 2% in local currencies excluding IRI's German operation, which is showing signs of recovery after a difficult 2002.

"IRI made significant progress on a number of fronts during the first quarter. In U.S. Retail Tracking, where client renewals are an ongoing part of the business, we renewed a number of major contracts in the first quarter. At this point, eight of our ten largest clients are either under contract, or will be under contract shortly, through at least the end of 2005. In U.S. Panel and Analytics, the investments we made to enhance our household panel and to develop new marketing models are paying off as we realized 9% growth over last year. In Germany we saw a sequential quarter-on-quarter reduction in operating losses, while in the remainder of Europe we made a profit and realized significant improvement in operating margin from last year," said Joe Durrett, Chairman and CEO.

"In the short term, however, business conditions remain challenging. IRI took steps in the second quarter to reduce North American headcount by a further 7%. This action was taken for two primary reasons: to free up resources to invest in areas that we believe represent future opportunity for IRI and to continue to size expenses to revenue to meet our full year financial goals," Durrett said. The Company will take a charge of approximately $2.4 million in the second quarter and expects ongoing operating costs to be reduced by $12 million annually as a result of these actions.

"Longer term, IRI is making progress developing several new business initiatives. This work will leverage the combination of our expertise in managing large databases with new proprietary data sources to enable us to provide a whole new level of value added insights. Also, during the quarter, IRI announced that it retained the investment banking firm William Blair & Company to assist in exploring strategic options that could enable IRI to accelerate both the growth of our Panel and Analytics business and our new business initiatives, as well as to enhance shareholder value," Durrett said.

Certain matters discussed above are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties are described in reports and other documents filed by the Company with the Securities and Exchange Commission including the Company's Annual Report on Form 10-K for the year 2002.

IRI ANNOUNCES FIRST QUARTER 2003 RESULTS
APRIL 23, 2003
PAGE 2

IRI will conduct a conference call to discuss first quarter results on Thursday, April 24, 2003 at 10:00 a.m. Central Time. As previously announced, THE DIAL-IN NUMBER TO LISTEN TO THIS CONFERENCE IS (877) 244-8007 FOR DOMESTIC CALLS AND
(706) 634-1503 FOR INTERNATIONAL CALLS. Participants should call in at least 15 minutes prior to the 10:00 a.m. start time to be connected to the call. A recording of this call will be available from 12 noon Central Time on Thursday April 24, 2003 until 12 noon Central Time on Thursday, May 1, 2003. The dial-in number for this recording is (800) 642-1687 for domestic calls and (706) 645-9291 for international calls. The access code is 9659849 followed by the pound key (#).

Information Resources, Inc. is a leading provider of UPC scanner- and panel-based business solutions to the consumer packaged goods (CPG) and healthcare industries, offering services in the U.S., Europe and other international markets. The Company supplies CPG and pharmaceutical manufacturers, retailers, and brokers with information and analysis critical to their sales, marketing, and supply chain operations. IRI provides services designed to deliver value through an enhanced understanding of the consumer to a majority of the Fortune 500 companies in the CPG industry. More information is available at www.infores.com.

Detailed results follow.

IRI ANNOUNCES FIRST QUARTER 2003 RESULTS
APRIL 23, 2003
PAGE 3

                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED OPERATING RESULTS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               THREE MONTHS ENDED MARCH 31,
                                                               ---------------------------
                                                                    2003         2002
                                                                  ---------    ---------
Revenues                                                          $ 137,672    $ 133,119
Costs and expenses
   Operating expenses                                              (126,802)    (120,551)
   Selling, general & administrative expenses                       (10,000)     (10,752)
   Special charges, net                                                   -       (5,292)
                                                                  ---------    ---------

Operating profit (loss)                                                 870       (3,476)

   Equity in earnings/(losses) of affiliated companies                 (151)          41
   Minority interest benefit                                             44          299
   Interest expense and other, net                                     (303)        (419)
                                                                  ---------    ---------
Income (loss) before income taxes and cumulative
  effect of accounting change                                           460       (3,555)

Income tax (expense) benefit                                           (200)       1,264
                                                                  ---------    ---------

Income (loss) before cumulative
   effect of accounting change                                          260       (2,291)

Cumulative effect of accounting change -
   impairment of goodwill                                                 -       (7,065)
                                                                  ---------    ---------

Net income (loss)                                                 $     260    $  (9,356)
                                                                  =========    =========

Net income (loss) per common share before cumulative
   effect of accounting change - basic                            $     .01    $    (.08)
                                                                  =========    =========

Net income (loss) per common share - basic                        $     .01    $    (.32)
                                                                  =========    =========


Net income (loss) per common and common equivalent share before
  cumulative effect of accounting change - diluted                $     .01    $    (.08)
                                                                  =========    =========

Net income (loss) per common and common
   equivalent share - diluted                                     $     .01    $    (.32)
                                                                  =========    =========

Weighted average common shares - basic                               29,809       29,430
                                                                  =========    =========

Weighted average common and
   common equivalent shares - diluted                                29,813       29,430
                                                                  =========    =========

Additional results follow.


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IRI ANNOUNCES FIRST QUARTER 2003 RESULTS
APRIL 23, 2003
PAGE 4



                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)



ASSETS                                     MARCH 31, 2003   DECEMBER 31, 2002
------                                     --------------   -----------------
                                              (UNAUDITED)
Cash and cash equivalents                      $ 12,464          $  8,968
Accounts receivable, net                         83,892            85,453
Prepaid expenses and other                       11,413            15,801
                                               --------          --------
    Total current assets                        107,769           110,222

Property and equipment, net                      59,019            63,379

Other assets, including investments             186,594           185,596
                                               --------          --------

                                               $353,382          $359,197
                                               ========          ========



LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current maturities of long-term debt           $  3,849          $  3,639
Accounts payable and accrued expenses            91,204           100,332
Deferred revenue                                 39,301            36,247
                                               --------          --------
    Total current liabilities                   134,354           140,218

Long-term debt                                    3,580             4,495
Other liabilities                                10,440            10,812
Stockholders' equity                            205,008           203,672
                                               --------          --------

                                               $353,382          $359,197
                                               ========          ========


IRI ANNOUNCES FIRST QUARTER 2003 RESULTS
APRIL 23, 2003
PAGE 5



                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES
                      REVENUE AND OPERATING RESULTS SUMMARY
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                               THREE MONTHS ENDED MARCH 31,
                               ----------------------------
                                   2003         2002
                                 ---------    ---------
REVENUE

   U.S. Services                 $ 100,150    $ 100,036
   International Services           37,522       33,083
                                 ---------    ---------

      Total Revenues             $ 137,672    $ 133,119
                                 =========    =========



OPERATING RESULTS*

   U.S. Services                 $   3,829    $   6,242

   International Services           (2,408)      (2,602)

   Corporate expenses                 (658)      (1,484)
                                 ---------    ---------

      Operating results before
         special charges, net          763        2,156

   Special charges, net                  -       (5,292)
                                 ---------    ---------

      Total Operating Results    $     763    $  (3,136)
                                 =========    =========


   * Includes equity in earnings of affiliated companies and minority interests; excludes interest and other, net, cumulative effect of accounting change and income taxes.

For further information, please contact:

    Andrew G. Balbirer, Executive Vice President and Chief Financial Officer
                     Mary K. Sinclair, Corporate Controller
              Kristin Van, Vice President Corporate Communications Information Resources, Inc., 150 North Clinton Street
                     Chicago, Illinois 60661, (312) 726-1221